Exhibit 99.1
Certain Litigation Matters
Class Action Cases:
     The following Class Action Cases were pending against Lorillard Tobacco Company (“Lorillard Tobacco”) as of December 31, 2008, through February 20, 2009:
•	Willard Brown v. The American Tobacco Company, et al. (Superior Court, San Diego County, California, filed June 10, 1997).

•	Cleary v. Philip Morris Incorporated, et al. (Circuit Court, Cook County, Illinois, filed June 3, 1998).

•	Cypret v. The American Tobacco Company, et al. (Circuit Court, Jackson County, Missouri, filed May 5, 1999). Lorillard, Inc. is also a defendant in the case.

•	Parsons v. AC&S Inc., et al. (Circuit Court, Ohio County, West Virginia, filed February 27, 1998).

•	Peoples v. Reynolds American, Inc., et al. (U.S. District Court, Northern District, Georgia, filed November 17, 2008).

•	Schwab v. Philip Morris USA, Inc., et al. (U.S. District Court, Eastern District, New York, filed May 11, 2004).

•	Scott v. The American Tobacco Company, et al. (District Court, Orleans Parish, Louisiana, filed May 24, 1996).

•	Young v. The American Tobacco Company, Inc., et al. (District Court, Orleans Parish, Louisiana, filed November 12, 1997). Lorillard, Inc. is a defendant in the case.
Reimbursement Cases:
     The following Reimbursement Cases were pending against Lorillard Tobacco as of December 31, 2008, through February 20, 2009:
•	City of St. Louis [Missouri] v. American Tobacco Co., Inc., et al. (Circuit Court, City of St. Louis, Missouri, filed November 25, 1998). Approximately 40 Missouri hospitals or hospital districts also are plaintiffs in this matter. Lorillard, Inc. is also a defendant in the case.

•	Crow Creek Sioux Tribe v. The American Tobacco Company, et al. (Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997). Lorillard, Inc. is also a defendant in the case.

•	National Committee to Preserve Social Security and Welfare v. Philip Morris USA, et al. (U.S. District Court, Eastern District, New York, filed May 20, 2008).

•	United States of America v. Philip Morris Incorporated, et al. (U.S. District Court, District of Columbia, filed September 22, 1999).
     In addition, a Reimbursement Case has been filed outside the U.S.:
•	Clalit Health Services v. Philip Morris Inc., et al. (District Court, Jerusalem, Israel).

Antitrust Claims:
     The following Antitrust Cases were pending against Lorillard Tobacco as of December 31, 2008, through February 20, 2009:
•	Smith v. Philip Morris, et al. (District Court, Seward County, Kansas, filed February 7, 2000).

•	Vibo Corporation, Inc. d/b/a/ General Tobacco v. Conway, et al. (U.S. District Court, Western District, Kentucky, filed October 28, 2008).

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